Exhibit 99.1

Hain Celestial Reports First Quarter 2023 Financial Results

North America Net Sales Increased 8.6%; North America Adjusted Net Sales Increased 3.4%

Net Income of $6.9 million; Adjusted Net Income of $9.2 million

Adjusted EBITDA on Constant Currency Basis of $38.6 million

Reaffirming Full Year Fiscal 2023 Guidance

Lake Success, NY, November 8, 2022—The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial”, “Hain” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life®, today reported financial results for the first quarter ended September 30, 2022.

Mark L. Schiller, Hain Celestial’s President and Chief Executive Officer, commented, “Our first quarter results delivered performance better than our guidance with sequential improvements in gross margin and bottom-line growth versus the fourth quarter of fiscal 2022. Behind the continued strength of our growth brands, we benefitted from the solid performance of our supply chain and continued productivity efforts and strong contributions from our North America business. As a result, this led to sequential improvements in both segment and total company margins. International remains extremely volatile, but we are managing what we control and making good progress against our full year plan. While we expect continued volatility, we remain confident in our fiscal 2023 outlook and expect to return to profitable growth later in the year.”

FINANCIAL HIGHLIGHTS*

Summary of First Quarter Results Compared to the Prior Year Period

•Net sales decreased 3% to $439.4 million compared to the prior year period.
•When adjusted for foreign exchange, acquisitions, divestitures and discontinued brands, net sales decreased 1% compared to the prior year period.
•Gross profit margin of 21.5%, a 170-basis point decrease from the prior year period.
•Adjusted gross profit margin of 21.5%, a 240-basis point decrease from the prior year period.
•Net income of $6.9 million compared to $19.4 million in the prior year period.
•Adjusted net income of $9.2 million compared to $23.8 million in prior year period.
•Adjusted EBITDA on a constant currency basis of $38.6 million compared to $47.3 million in the prior year period; Adjusted EBITDA margin on a constant currency basis of 8.3%, a 210-basis point decrease compared to the prior year period.
•Earnings per diluted share (“EPS”) of $0.08 compared to $0.20 in the prior year period.
•Adjusted EPS of $0.10 compared to $0.25 in the prior year period.

____________________________________________________
* This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

SEGMENT HIGHLIGHTS

The Company operates under two reportable segments: North America and International.

North America
North America net sales were $288.4 million, a 9% increase compared to the prior year period. When adjusted for foreign exchange, acquisitions, divestitures and discontinued brands, net sales increased by approximately 3% from the prior year period mainly due to strong sales in the snacks, yogurt, baby, and other product categories in the United States, partially offset by lower sales in personal care products and some lingering supply shortages across several brands.

Segment gross profit was $65.5 million, an increase of 15% from the prior year period. Adjusted gross profit was $65.6 million, an increase of 11% from the prior year period. Gross margin was 22.7%, a 130-basis point increase from the prior year period, and adjusted gross margin was 22.7%, a 40-basis point increase from the prior year period. The increase was mainly driven by pricing increases and cost improvements driven by higher productivity, partially offset by inflation and lower net sales in Canada compared to the prior year period.

Segment operating income was $24.4 million, a 45% increase from the prior year period. Adjusted operating income was $24.8 million, a 21% increase from the prior year period. The increase in operating income was mainly driven by top-line sales due to pricing increases and productivity, partly offset by inflation and lower net sales in the Canada operating segment when compared with the prior year quarter.

Adjusted EBITDA on a constant currency basis was $30.9 million, a 28% increase from the prior year period. This represented 10.7% as a percentage of net sales on a constant currency basis, a 160-basis point increase from the prior year period.

International
International results were similar to those achieved in fourth quarter of fiscal 2022. Net sales were $151.0 million, a 20% decrease compared to the prior year period. When adjusted for foreign exchange, net sales decreased 7% compared to the prior year period mainly due to continued softness in plant-based categories and the loss of a large non-dairy co-manufacturing customer in Europe.

Segment gross profit was $28.8 million, a 41% decrease from the prior year period. Adjusted gross profit was $28.8 million, a decrease of 42% from the prior year period. Gross margin was 19.1%, a 660-basis point decrease from the prior year period, and adjusted gross margin was 19.1%, a 700-basis point decrease from the prior year period. The decrease in gross profit was mainly due to the aforementioned decrease in sales, as well as higher energy and supply chain costs and under-absorption of overhead costs at our manufacturing facilities compared to the prior year period.

Segment operating income was $7.7 million, a 68% decrease from the prior year period. Adjusted operating income was $8.0 million, a decrease of 68% from the prior year period. The decrease in operating income was mainly due to lower gross profit resulting from a decline in sales, as well as higher energy and supply chain costs and under-absorption of overhead costs at our manufacturing facilities compared to the prior year period.

Adjusted EBITDA on a constant currency basis was $17.5 million, a 46% decline from the prior year period. This represented 9.9% as a percentage of net sales on a constant currency basis, a 720-basis point decline from the prior year period.

FULL YEAR FISCAL 2023 GUIDANCE

While we expect continued volatility, especially in Europe, the Company is reaffirming its previously disclosed guidance of adjusted net sales and adjusted EBITDA on a constant currency basis of -1% to +4% compared to the prior year, with growth skewed toward the second half of the year driven by:

•Ongoing momentum in North America
•2023 price increases, most of which are already accepted by retail partners, to offset expected mid-teens year-over-year inflation
•Continued improvement in our supply chain performance with less disruptions, robust productivity and continued cost containment and
•An uncertain, but improving, retail environment in the United Kingdom and new contracts on our non-diary beverage business in Europe

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Contacts:
Investor Relations:
Chris Mandeville
ICR
hain@icrinc.com

Media:
Robin Shallow
robin@robincomm.com

Conference Call and Webcast Information
Hain Celestial will host a conference call and webcast today at 8:30 AM Eastern Time to discuss its results and business outlook. Investors interested in participating in the live call can dial 877-407-9716 from the U.S. and 201-493-6779 internationally. The call will be webcast and the accompanying presentation will be available under the Investor Relations section of the Company’s website at www.hain.com.

About The Hain Celestial Group, Inc.
The Hain Celestial Group, Inc. (Nasdaq: HAIN) is a leading organic and natural products company that has been committed to creating A Healthier Way of Life® since 1993. Headquartered in Lake Success, NY with operations in North America, Europe, Asia and the Middle East, Hain Celestial’s food and beverage brands include Celestial Seasonings®, Clarks™, Cully & Sully®, Earth’s Best®, Ella’s Kitchen®, Frank Cooper’s®, Garden of Eatin’®, Hartley’s®, Health Valley®, Imagine®, Joya®, Lima®, Linda McCartney’s® (under license), MaraNatha®, Natumi®, New Covent Garden Soup Co.®, ParmCrisps®, Robertson’s®, Rose’s® (under license), Sensible Portions®, Spectrum®, Sun-Pat®, Terra®, The Greek Gods®, Thinsters®, Yorkshire Provender® and Yves Veggie Cuisine®. Hain Celestial’s personal care brands include Alba Botanica®, Avalon Organics®, JASON®, Live Clean® and Queen Helene®. For more information, visit hain.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; foreign exchange and inflation rates; our strategic initiatives; our business strategy; our supply chain, including the availability and pricing of raw materials; our brand portfolio; pricing actions and product performance; current or future macroeconomic trends; and future corporate acquisitions or dispositions.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; our ability to manage our supply chain effectively; input cost inflation, including with respect to freight and other distribution costs; foreign currency exchange risk; risks arising from the Russia-Ukraine war; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; challenges and uncertainty resulting from the COVID-19 pandemic; changes to consumer preferences; customer concentration; reliance on independent distributors; the availability of natural and organic ingredients; risks associated with operating internationally; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and related strategic initiatives; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; the reputation of our Company and our brands; our ability to use and protect trademarks; general economic conditions; the United Kingdom’s exit from the European Union; cybersecurity incidents; disruptions to information technology systems; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; pending and future litigation; compliance with data privacy laws; compliance with our credit agreement; the discontinuation of LIBOR; our ability to issue preferred stock; the adequacy of our insurance coverage; impairments in the carrying value of goodwill or other intangible assets; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including, among others, adjusted operating income and its related margin, adjusted gross profit and its related margin, adjusted net income, adjusted earnings per diluted share, net sales adjusted for the impact of foreign exchange, acquisitions, divestitures

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

and discontinued brands, adjusted EBITDA and its related margin, adjusted EBITDA on a constant currency basis and operating free cash flows. The reconciliations of historic non-GAAP financial measures to the comparable GAAP financial measures are provided in the tables below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company’s GAAP financial results.

The Company provides net sales adjusted for the impact of foreign currency, acquisitions, divestitures and discontinued brands to demonstrate the growth rate of net sales excluding the impact of such items. The Company’s management believes net sales adjusted for such items is useful to investors because it enables them to better understand the growth of our business from period to period.

The Company believes presenting net sales adjusted for the impact of foreign currency provides useful information to investors because it provides transparency to underlying performance in the Company’s consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present net sales adjusted for the impact of foreign currency, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average monthly foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

To present net sales adjusted for the impact of acquisitions, the net sales of an acquired business are excluded from fiscal quarters constituting or falling within the current period and prior period where the applicable fiscal quarter in the prior period did not include the acquired business for the entire quarter. To present net sales adjusted for the impact of divestitures and discontinued brands, the net sales of a divested business or discontinued brand are excluded from all periods.

The Company provides adjusted EBITDA and adjusted EBITDA on a constant currency basis because the Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation. The Company believes presenting adjusted EBITDA on a constant currency basis provides useful information to investors because it provides transparency to underlying performance in the Company’s adjusted EBITDA by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets.

The Company defines adjusted EBITDA as net income before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized currency gains, litigation and related costs, plant closure related costs, net, productivity and transformation costs, warehouse and manufacturing consolidation and other costs, costs associated with acquisitions, divestitures and other transactions, gains on sales of assets, and other adjustments. Adjusted EBITDA on a constant currency basis reflects adjusted EBITDA, as defined above, adjusted for the impact of foreign currency. To present adjusted EBITDA on a constant currency basis, current period adjusted EBITDA for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average monthly foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

The Company views operating free cash flows as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments. The Company defines operating free cash flows as cash used in or provided by operating activities (a GAAP measure) less purchases of property, plant and equipment.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited and in thousands)

	September 30, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$51,794	$65,512
Accounts receivable, net	172,692	170,661
Inventories	315,882	308,034
Prepaid expenses and other current assets	53,499	54,079
Assets held for sale	1,840	1,840
Total current assets	595,707	600,126
Property, plant and equipment, net	281,540	297,405
Goodwill	912,278	933,796
Trademarks and other intangible assets, net	463,161	477,533
Investments and joint ventures	13,827	14,456
Operating lease right-of-use assets, net	115,517	114,691
Other assets	34,960	20,377
Total assets	$2,416,990	$2,458,384
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$157,916	$174,765
Accrued expenses and other current liabilities	91,906	86,833
Current portion of long-term debt	7,657	7,705
Total current liabilities	257,479	269,303
Long-term debt, less current portion	891,123	880,938
Deferred income taxes	97,813	95,044
Operating lease liabilities, noncurrent portion	109,858	107,481
Other noncurrent liabilities	19,322	22,450
Total liabilities	1,375,595	1,375,216
Stockholders' equity:
Common stock	1,112	1,111
Additional paid-in capital	1,207,120	1,203,126
Retained earnings	776,021	769,098
Accumulated other comprehensive loss	(216,944)	(164,482)
	1,767,309	1,808,853
Less: Treasury stock	(725,914)	(725,685)
Total stockholders' equity	1,041,395	1,083,168
Total liabilities and stockholders' equity	$2,416,990	$2,458,384

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	First Quarter
	2023	2022

Net sales	$439,351	$454,903
Cost of sales	345,016	349,485
Gross profit	94,335	105,418
Selling, general and administrative expenses	74,951	73,989
Amortization of acquired intangible assets	2,788	2,095
Productivity and transformation costs	773	3,983
Proceeds from insurance claim	—	(196)
Operating income	15,823	25,547
Interest and other financing expense, net	7,677	1,856
Other income, net	(1,790)	(788)
Income before income taxes and equity in net loss of equity-method investees	9,936	24,479
Provision for income taxes	2,631	4,542
Equity in net loss of equity-method investees	382	526
Net income	$6,923	$19,411

Net income per common share:
Basic	$0.08	$0.20
Diluted	$0.08	$0.20

Shares used in the calculation of net income per common share:
Basic	89,307	97,121
Diluted	89,493	97,438

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	First Quarter
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,923	$19,411
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation and amortization	11,970	10,855
Deferred income taxes	(1,497)	(2,105)
Equity in net loss of equity-method investees	382	526
Stock-based compensation, net	3,994	4,287
Gain on sale of assets	(60)	(276)
Other non-cash items, net	(1,457)	(1,093)
(Decrease) increase in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(9,589)	(9,443)
Inventories	(16,907)	2,277
Other current assets	2,541	900
Other assets and liabilities	1,348	(1,566)
Accounts payable and accrued expenses	(2,764)	13,813
Net cash (used in) provided by operating activities	(5,116)	37,586
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(7,215)	(17,810)
Investments and joint ventures, net	191	(408)
Proceeds from sale of assets	96	164
Net cash used in investing activities	(6,928)	(18,054)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	80,000	120,000
Repayments under bank revolving credit facility	(69,875)	(5,000)
Payments of other debt, net	(72)	(237)
Share repurchases	—	(177,103)
Employee shares withheld for taxes	(229)	(1,175)
Net cash provided by (used in) financing activities	9,824	(63,515)
Effect of exchange rate changes on cash	(11,498)	(2,926)
Net decrease in cash and cash equivalents	(13,718)	(46,909)
Cash and cash equivalents at beginning of period	65,512	75,871
Cash and cash equivalents at end of period	$51,794	$28,962

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Operating Income (Loss) by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q1 FY23	$288,396	$150,955	$—	$439,351
Net sales - Q1 FY22	$265,525	$189,378	$—	$454,903
% change - FY23 net sales vs. FY22 net sales	8.6%	(20.3)%		(3.4)%

Gross Profit
Q1 FY23
Gross profit	$65,535	$28,800	$—	$94,335
Non-GAAP adjustments(1)	30	6	—	36
Adjusted gross profit	$65,565	$28,806	$—	$94,371
% change - FY23 gross profit vs. FY22 gross profit	15.4%	(40.8)%		(10.5)%
% change - FY23 adjusted gross profit vs. FY22 adjusted gross profit	10.7%	(41.8)%		(13.2)%
Gross margin	22.7%	19.1%		21.5%
Adjusted gross margin	22.7%	19.1%		21.5%

Q1 FY22
Gross profit	$56,809	$48,609	$—	$105,418
Non-GAAP adjustments(1)	2,410	875	—	3,285
Adjusted gross profit	$59,219	$49,484	$—	$108,703
Gross margin	21.4%	25.7%		23.2%
Adjusted gross margin	22.3%	26.1%		23.9%

Operating income (loss)
Q1 FY23
Operating income (loss)	$24,445	$7,675	$(16,297)	$15,823
Non-GAAP adjustments(1)	336	327	3,938	4,601
Adjusted operating income (loss)	$24,781	$8,002	$(12,359)	$20,424
% change - FY23 operating income (loss) vs. FY22 operating income (loss)	45.1%	(68.1)%	6.1%	(38.1)%
% change - FY23 adjusted operating income (loss) vs. FY22 adjusted operating income (loss)	20.7%	(68.3)%	8.1%	(40.5)%
Operating income margin	8.5%	5.1%		3.6%
Adjusted operating income margin	8.6%	5.3%		4.6%

Q1 FY22
Operating income (loss)	$16,842	$24,069	$(15,364)	$25,547
Non-GAAP adjustments(1)	3,695	1,176	3,926	8,797
Adjusted operating income (loss)	$20,537	$25,245	$(11,438)	$34,344
Operating income margin	6.3%	12.7%		5.6%
Adjusted operating income margin	7.7%	13.3%		7.5%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS"

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands, except per share amounts)

	First Quarter
	2023 GAAP	Adjustments	2023 Adjusted	2022 GAAP	Adjustments	2022 Adjusted

Net sales	$439,351	$—	$439,351	$454,903	$—	$454,903
Cost of sales	345,016	(36)	344,980	349,485	(3,285)	346,200
Gross profit	94,335	36	94,371	105,418	3,285	108,703
Operating expenses(a)	77,739	(3,792)	73,947	76,084	(1,725)	74,359
Productivity and transformation costs	773	(773)	—	3,983	(3,983)	—
Proceeds from insurance claim	—	—	—	(196)	196	—
Operating income	15,823	4,601	20,424	25,547	8,797	34,344
Interest and other expense, net(b)	5,887	1,751	7,638	1,068	1,469	2,537
Provision for income taxes	2,631	546	3,177	4,542	2,910	7,452
Equity in net loss of equity-method investees	382	—	382	526	—	526
Net income	6,923	2,304	9,227	19,411	4,418	23,829

Diluted net income per common share	0.08	0.02	0.10	0.20	0.05	0.25

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses.
(b) Interest and other expense, net includes interest and other financing expenses, net, unrealized currency gains, gain on sale of assets and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands)

Detail of Adjustments:
	Q1 FY23	Q1 FY22
Plant closure related costs, net	$36	$996
Warehouse/manufacturing consolidation and other costs	—	2,289
Cost of sales	36	3,285

Gross profit	36	3,285

Transaction and integration costs, net	1,367	(231)
Litigation expenses	2,463	1,956
Plant closure related costs, net	(38)	—
Operating expenses(a)	3,792	1,725

Productivity and transformation costs	773	3,983
Productivity and transformation costs	773	3,983

Proceeds from insurance claim	—	(196)
Proceeds from insurance claim	—	(196)

Operating income	4,601	8,797

Gain on sale of assets	(40)	(446)
Unrealized currency gains	(1,711)	(1,023)
Interest and other expense, net(b)	(1,751)	(1,469)

Income tax related adjustments	(546)	(2,910)
Provision for income taxes	(546)	(2,910)

Net income	$2,304	$4,418

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses.
(b) Interest and other expense, net includes interest and other financing expenses, net, unrealized currency gains, gain on sale of assets and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Net Sales Growth
(unaudited and in thousands)

Q1 FY23	North America	International	Hain Consolidated
Net sales	$288,396	$150,955	$439,351
Acquisitions, divestitures and discontinued brands	(16,006)	—	(16,006)
Impact of foreign currency exchange	1,068	25,786	26,854
Net sales on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	$273,458	$176,741	$450,199

Q1 FY22
Net sales	$265,525	$189,378	$454,903
Divestitures and discontinued brands	(949)	—	(949)
Net sales adjusted for divestitures and discontinued brands	$264,576	$189,378	$453,954

Net sales growth (decline)	8.6%	(20.3)%	(3.4)%
Impact of acquisitions, divestitures and discontinued brands	(5.6)%	—	(3.3)%
Impact of foreign currency exchange	0.4%	13.6%	5.9%
Net sales growth (decline) on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	3.4%	(6.7)%	(0.8)%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	First Quarter
	2023	2022

Net income	$6,923	$19,411

Depreciation and amortization	11,970	10,855
Equity in net loss of equity-method investees	382	526
Interest expense, net	7,279	1,146
Provision for income taxes	2,631	4,542
Stock-based compensation, net	3,994	4,287
Unrealized currency gains	(1,711)	(1,023)
Litigation and related costs
Litigation expenses	2,463	1,956
Proceeds from insurance claim	—	(196)
Restructuring activities
Plant closure related costs, net	(2)	996
Productivity and transformation costs	773	3,204
Warehouse/manufacturing consolidation and other costs	—	2,289
Acquisitions, divestitures and other
Transaction and integration costs, net	1,367	(231)
Gain on sale of assets	(40)	(446)
Adjusted EBITDA	$36,029	$47,316

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA and Adjusted EBITDA Margin by Segment
(unaudited and in thousands)

Q1 FY23	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$24,445	$7,675	$(16,297)	$15,823
Depreciation and amortization	4,892	6,595	483	11,970
Stock-based compensation, net	1,083	391	2,520	3,994
Transaction and integration costs, net	—	(15)	1,382	1,367
Litigation expenses	—	—	2,463	2,463
Plant closure related costs, net	(5)	3	—	(2)
Productivity and transformation costs	341	338	94	773
Other	25	(40)	(344)	(359)
Adjusted EBITDA	$30,781	$14,947	$(9,699)	$36,029

Q1 FY22
Operating income (loss)	$16,842	$24,069	$(15,364)	$25,547
Depreciation and amortization	3,742	6,410	703	10,855
Stock-based compensation, net	636	721	2,930	4,287
Transaction and integration costs, net	(341)	—	110	(231)
Litigation expenses	—	—	1,956	1,956
Proceeds from insurance claim	—	—	(196)	(196)
Plant closure related costs	996	—	—	996
Productivity and transformation costs	1,625	299	1,280	3,204
Warehouse/manufacturing consolidation and other costs	1,413	876	—	2,289
Other	(811)	59	(639)	(1,391)
Adjusted EBITDA	$24,102	$32,434	$(9,220)	$47,316

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA at Constant Currency by Segment
(unaudited and in thousands)

Q1 FY23	North America	International	Corporate/Other	Hain Consolidated
Adjusted EBITDA	$30,781	$14,947	$(9,699)	$36,029
Impact of foreign currency exchange	81	2,538	—	2,619
Adjusted EBITDA on a constant currency basis	$30,862	$17,485	$(9,699)	$38,648

Net sales on a constant currency basis	$289,464	$176,741		$466,205
Adjusted EBITDA margin on a constant currency basis	10.7%	9.9%		8.3%

Q1 FY22
Adjusted EBITDA	$24,102	$32,434	$(9,220)	$47,316

Adjusted EBITDA growth (decline) on a constant currency basis	28.0%	(46.1)%	(5.2)%	(18.3)%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Operating Free Cash Flows
(unaudited and in thousands)

	First Quarter
	2023	2022

Net cash (used in) provided by operating activities	$(5,116)	$37,586
Purchases of property, plant and equipment	(7,215)	(17,810)
Operating free cash flows	$(12,331)	$19,776

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com